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                            CERTIFICATE OF MERGER OF
                      VYSIS, INC. AND ATC DIAGNOSTICS, INC.


It is hereby certified that:

          1. The constituent business corporations participating in the merger herein certified are:

                    (i)  ATC Diagnostics, Inc., which is
                         incorporated under the laws of the
                         State of Delaware;

                    (ii) VYSIS, INC., which is incorporated under the laws
                         of the State of Delaware.

              2. An Agreement of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

              3. The name of the surviving corporation in the merger herein certified is ATC Diagnostics, Inc., which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

              4. The Certificate of Incorporation of ATC Diagnostics, Inc., as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation, except the Certificate of Incorporation of ATC Diagnostics, Inc. is hereby amended by striking out Article First and by substituting in lieu of said Article the following new Article:

The name of the corporation (hereinafter called the "Corporation") is VYSIS, INC.

              5. The executed Agreement of Merger among the aforesaid constituent corporations is on file at the principal place of business of the aforesaid survival corporation, the address of which is as follows: 3100 Woodcreek Drive, Downers Grove, IL 60515.

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              6.    A copy of the aforesaid Agreement of Merger will
                    be furnished by the aforesaid surviving
                    corporation, on request, and without cost, to any stockbolder of each of the aforesaid constituent corporations.


Dated: February 1, 1996




                                   By: /s/ J. L. Bishop
                                      -----------------------------

                                        J. L. Bishop
                                        President, ATC Diagnostics, Inc.


Attest:


/s/ F.J. Sroka
----------------------------------
F.J. Sroka
Assistant Secretary, ATC Diagnostics, Inc.



                                   By: /s/ R. E. Yates
                                      -----------------------------
                                        R. E. Yates
                                        Sole Incorporator, Vysis, Inc.


Attest:


/s/ Holly M. Blodgett
--------------------------------
Holly M. Blodgett, Notary Public
Cook County Acting
In DuPage County, IL